Exhibit 99.5
AMENDMENT NO. 3 TO STOCK OPTION AGREEMENTS
     This Amendment No. 3 made as of July 9, 2008 relates to the Stock Option Agreements entered into as of April 24, 2007, by and among Optionees identified on Schedule A hereto and Rudolf and Doris Gunnerman as Stockholders.
     For mutual good and valuable consideration and the mutual covenants, conditions and agreements herein contained, and other good and valuable consideration and intending to be legally bound, the parties hereto hereby agree as follows:
     1. The right to exercise the Option is extended until (i) July 11, 2009, or (ii) such later date pursuant to Section 2 of the Stock Option Agreement.
     2. The Purchase Price is reduced to $1.50 for each Option Share, subject to further adjustment as described in the Stock Option Agreement.
     3. Capitalized terms employed herein shall have the meanings given to them in the Stock Option Agreements.
     4. Except as modified herein, all of the terms of the Stock Option Agreements remain in full force and effect.
     5. All of the venue, jurisdiction, notice and miscellaneous provisions of the Stock Option Agreements apply to this Amendment No. 3.
     6. This Amendment No. 3 shall be effective immediately.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the first date above written.

/s/ Rudolf Gunnerman RUDOLF GUNNERMAN	/s/ Doris Gunnerman DORIS GUNNERMAN
ACKNOWLEDGED:

/s/ Grushko & Mittman, P.C. GRUSHKO & MITTMAN, P.C. – Escrow Agent

SCHEDULE A TO AMENDMENT NO. 3
TO STOCK OPTION AGREEMENT
OPTIONEES
ELLIS CAPITAL LLC
20 East Sunrise Highway
Valley Stream, NY 11581
Fax: (516) 887-8990
ABRAHAM WOLFSON, successor to Mayflower Oak LLC
One State Street Plaza, 29th Floor
New York, NY 10004
Fax: (212) 363-8459
SOUTH FERRY #2, LP, successor to Mayflower Oak LLC
One State Street Plaza, 29th Floor
New York, NY 10004
Fax: (212) 363-8459
MORRIS WOLFSON, successor to Mayflower Oak LLC
One State Street Plaza, 29th Floor
New York, NY 10004
Fax: (212) 363-8459
AARON WOLFSON, successor to Mayflower Oak LLC
One State Street Plaza, 29th Floor
New York, NY 10004
Fax: (212) 363-8459
ELI LERISTON, successor to Mayflower Oak LLC
One State Street Plaza, 29th Floor
New York, NY 10004
Fax: (212) 363-8459
IROQUOIS MASTER FUND LTD.
641 Lexington Avenue
New York, NY 10022
Fax: (212) 207-3452
SCOT COHEN
641 Lexington Avenue
New York, NY 10022
Fax: (212) 207-3452
SCOTT JASON COHEN FOUNDATION INC.
641 Lexington Avenue
New York, NY 10022
Fax: (212) 207-3452
MERAV ABBE IRREVOCABLE TRUST
641 Lexington Avenue
New York, NY 10022
Fax: (212) 207-3452

EDWARD G. ROSENBLOM
38 Jackson Drive
Cresskill, NJ 07626
Fax: (201) 569-1950
DEVIDAS BUDRANI
50 Avenue Road
London, England
United Kingdom, NW8
Fax: 011-44-207-483-4138
JOSHUA SILVERMAN
3 Pinecrest Avenue
Scarsdale, NY 10583
PHIL MIRABELLI
360 East 55th Street, Apt. 8-K
New York, NY 10022
Fax: (212) 207-3452